BYLAWS
                                       of
                           WESTERN PACIFIC AIRLINES, INC.
                       (As amended through February 28, 1997)
ARTICLE I
Offices
 Section 1. Registered Office. The registered office of the Company in the State of Delaware and the name of the resident agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.
 Section 2. Other Offices. The Company shall have its principal office at such place as the Board of Directors may designate from time to time and shall also have offices at such other places as the President and the Board of Directors may from time to time designate or appoint, or as the business of the Company may require.
ARTICLE II
Directors
 Section 1. Powers. The corporate powers, business and property of the Company shall be vested in and exercised, conducted, controlled and managed by and under the direction of the Board of Directors, which may exercise all said powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
 Section 2. Determination of Number. Within the limits set forth in the Company's Certificate of Incorporation, the exact number of Directors who shall constitute the full Board of Directors shall initially be determined by resolution adopted by the affirmative vote of a majority of the Incorporators or directors at the organizational meeting thereof, or by a unanimous consent resolution in lieu of organizational meeting executed by all of the Incorporators or directors in accordance with Delaware law. After the exact number of directors is initially determined, the Board of Directors may, subject to the limitations thereon set forth in the Certificate of Incorporation, from time to time by resolution duly adopted or unanimous consent duly executed, increase or decrease the exact number of Directors constituting the full Board of Directors.
 Section 3. Nominations. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made by the Board or on behalf of the Board by the Nominating Committee appointed by the Board, or by any stockholder of the Company entitled to vote for the election of Directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company, and received by him not less than thirty (30) days nor more than sixty (60) days prior to any meeting of stockholders called for the election of Directors; provided, however, that if less than thirty-five (35) days' notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary of the Company not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent Director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934.
 The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
ARTICLE III
Meetings of Directors
 Section 1. Place of Meetings. Meetings of the Board of Directors of the Company whether regular, special or adjourned shall be held at the principal office of the Company, as specified in Section 2 of Article I hereof, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any meeting shall be valid wherever held, if held upon the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Company.
 Section 2. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders, every second month thereafter and at such other times as may be designated from time to time by resolution of the Board of Directors.
 Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or any Vice President who is also a Director of the Company or by any two Directors.
 Section 4. Notice of Meetings. Written notice of the time and place of special meetings of the Board of Directors shall be delivered at least two (2) days before the meeting personally to each Director, or sent in writing, by mail, courier, facsimile or electronic mail transmission, if by mail, addressed to such Director at his address as it appears on the records of the Company with postage thereon prepaid, and if by facsimile or electronic mail transmission, transmitted to the facsimile machine at the residence or principal office of the director or to the electronic mail address of the director. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, delivered by courier or otherwise transmitted; provided, however, that if a special meeting is called by the President or by any Vice President who is also a Director or by any two Directors because an emergency exists, then each Director shall be given not less than three (3) hours' notice, and such notice shall be deemed given once it has been conveyed to a Director in person or by telephone or an attempt has been made to give such notice by telephoning a Director at his home telephone number and his business office telephone number as such numbers are shown in the Secretary's records. Notice to Directors may also be given by facsimile or electronic mail transmission, telex or telegram.
 Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. Attendance of a director at any meeting shall constitute waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
 Section 5. Quorum. A majority of the number of Directors serving at the time of the meeting shall constitute a quorum of the Board of Directors for the transaction of business; provided, however, that if the number of Directors serving at the time of the meeting shall be an even number, one-half of such even number shall constitute a quorum of the Board of Directors for the transaction of business; and provided further, that in no event shall a number of directors representing less than one-third (1/3) of the total number of Directors constituting the full Board of Directors (as then in effect by resolution of the Board or as otherwise provided in the Bylaws) constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.
 Section 6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.
 Section 7. Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
ARTICLE IV
Committees of the Board of Directors
 Section 1. Executive Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the full Board of Directors, appoint an Executive Committee to consist of the President and not less than two nor more than five other Directors of the Company. The Executive Committee shall elect a Chairman of the Executive Committee, and the Executive Committee shall meet at such times and places as it may determine. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board in the management of the business and affairs of the Company, without limitation, except as set forth in Section 9 below.
 Section 2. Nominating Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the full Board of Directors, appoint a Nominating Committee consisting of two Directors of the Company who shall not be officers of the Company. The Nominating Committee shall recommend to the Board the number of Directors which best meets the requirements of the Company; identify, evaluate, review and recommend to the Board qualified candidates to fill vacancies on the Board and any newly created directorships resulting from an increase in the number of Directors; recommend to the Board the individuals to constitute the nominees of the Board for election as directors at the annual meeting of stockholders; recommend to the Board a list of Directors selected as members of each committee of the Board; and perform such other duties as may be assigned by the Board.
 Section 3. Compensation Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the full Board of Directors, appoint a Compensation Committee consisting of two or more Directors of the Company. The Compensation Committee shall review annually and recommend to the Board of Directors the level of compensation of the Chairman of the Board and the President giving consideration to the amount and composition of their total compensation in terms of salary, stock options and other benefits; review annually the recommendations of the President concerning salaries and other compensation of all senior officers reporting to the President, as well as review from time to time other conditions of employment; administer any stock option plan, profit-sharing plan and year-end bonus plans; review and make recommendations to the Board of Directors for changes in the Company's compensation and benefit plans and practices; and administer other compensation plans that may be adopted from time to time as authorized by the Board of Directors.
 Section 4. Audit Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the full Board of Directors, appoint an Audit Committee of two or more Directors of the Company who shall not be officers of the Company. The Audit Committee shall receive from and review with the Company's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be appointed each year by the Board; review consulting services made by the Company's independent auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal accounting and control systems; and review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company.
 Section 4a. Legal Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the Board of Directors, appoint a Legal Committee of two or more Directors of the Company, who shall not be officers of the Company. The Legal Committee shall engage special counsel to the Company pending appointment of an outside General Counsel; nominate outside General Counsel to be appointed each year by the Board;
review with the outside General Counsel and with counsel who are employees of the Company all of the legal affairs affecting the Company and/or the Board; seek, from time to time, from the outside General Counsel independent advice with respect to the discharge by the Board of its responsibilities to the Company and to all of its stockholders; review all statements for fees and expenses submitted to the Company by the outside General Counsel or other counsel representing the Company; and perform such other duties as may be assigned by the Board.
Section 4a of Article IV, added by amendment approved by the Board of Directors, November 11, 1996.
 Section 5. Quorum. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Board may designate one or more Directors as temporary or alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
 Section 6. Notice and Emergency Action. Notice of the time and place of committee meetings shall be given in writing or by telephone or in person, by any member of the committee, to all members of the committee at least two (2) days prior to the time of holding such meeting; provided, however, that such notice requirement shall not be applicable if any member of the Executive Committee deems it necessary to cause the Executive Committee to act on an emergency basis. In the event a member of the Executive Committee deems such emergency action necessary, such member shall attempt to contact each other member of the Executive Committee by telephone for the purpose of having each such member consider and act upon the emergency matter or matters presented. Such consideration and action may take place by telephone without convening a meeting. The quorum and voting requirements set forth in Section 5 above shall pertain to such emergency action, and for this purpose all persons reached by telephone shall be deemed to be present. The member of the Executive Committee who calls for emergency action in the manner described herein, immediately following the approval or disapproval of any action thereby proposed, shall report such action to the Secretary of the Company for the purpose of having it described in the minutes of the Executive Committee. Such report and minutes shall also include a recitation of all efforts made by the member calling for such action to contact other Executive Committee members by telephone.
 Section 7. Minutes; Reports to Board. Each committee shall keep regular minutes of its meetings. All actions of the committees shall be reported to the Board of Directors at the meeting of the Board of Directors next succeeding such action.
 Section 8. Other Committees. The Board of Directors, from time to time may, by resolution adopted by a majority of the full Board of Directors, appoint other committees for any purpose or purposes, and any such committee shall have such powers as shall be specified in the resolution of its appointment.
 Section 9. Duties. Any committee, including the Executive Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the Bylaws of the Company; and, unless the resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
 Section 10. Tenure, Removal and Vacancies. The members of any committee shall hold office until the next annual meeting of the Board of Directors and until their successors are appointed by a new resolution adopted by the affirmative vote of a majority of the full Board of Directors. The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof by a simple majority vote at any meeting of the Board. Except as provided in Section 5 as to temporary alternate members, any permanent vacancies occurring by reason of death, resignation, removal, disqualification or otherwise may be filled only by the affirmative vote of a majority of the full Board of Directors.
ARTICLE V
Officers
 Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors or Incorporators shall, at the organizational meeting or Unanimous Action in Lieu Thereof, and from time to time thereafter as appropriate, choose a President, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint, or may delegate to any standing Audit Committee of the Board the power to appoint, a Controller. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person and the offices of Controller and Treasurer or Assistant Treasurer shall not be held by the same person. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
 Section 2. Removal of Officers. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed; election or appointment of an officer or agent shall not of itself create any such contract rights.
 Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the Board of Directors or by any committee of the Board to which such authority may be delegated by the full Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.
 Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors at any time.
 Section 5. Delegation. The Board of Directors may, by resolution duly recorded in the minutes of the Board of Directors, delegate to the Chairman of the Board or the President of the Corporation the authority to fix the salaries and other compensation of any or all officers of the Corporation except himself.
 Section 6. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to serve as an executive officer of the Corporation, and, if specifically designated as such by the Board, as the Chief Executive Officer and principal executive officer of the Corporation. If elected, the Chairman will preside at all meetings of the Directors and be vested with such other powers and duties as the Board may from time to time delegate to him. The Board of Directors may also elect a Vice Chairman of the Board to preside at all meetings of the Board in the absence of the Chairman of the Board and to do and perform such other things as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.
 Section 7. President and Vice President. The President will be the Chief Operating Officer of the Corporation and will supervise the business and affairs of the Corporation and the performance, by all of its other officers of their respective duties, subject to the control of the Board of Directors and of its Chairman, if the Chairman has been specifically designated as the Chief Executive Officer of the Corporation (failing which the President will be such Chief Executive Officer and principal executive officer). One or more Vice Presidents may be elected by the Board of Directors, each of whom, in the order designated by the Board, will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of the President in the event of his absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to him by the Chief Executive Officer, the President or the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President or any Vice President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President shall not also serve as Secretary or Assistant Secretary of the Corporation.
 Section 8. Secretary and Assistant Secretary. The Secretary will keep the minutes of meetings of the Board of Directors, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the records of the Corporation and of its seal and, in general, perform all duties incident to his office at the direction of the Chief Executive Officer. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to impress the Corporation's seal on any instrument signed by the President or any Vice President, and to attest to the same. There may be one or more Assistant Secretaries, and such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors or the Secretary. No Secretary or Assistant Secretary shall also serve as President of the Corporation.
 Section 9. Treasurer and Assistant Treasurer. The Treasurer will be the principal financial officer of the Corporation and shall have custody of the Corporate funds and securities, and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the Board of Directors and the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and to the Directors (at the regular meetings of the Board or whenever they may require), an account of all his transactions as Treasurer. There may be one or more Assistant Treasurers. Such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors or the Treasurer. No Assistant Treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government. No Treasurer or Assistant Treasurer shall also serve as Controller of the Corporation. If no Controller is elected by the Board of Directors or any standing Audit Committee thereof, the Treasurer shall also serve as principal accounting officer of the Corporation.
 Section 10. Controller. The Controller, if elected by the Board of Directors or any standing Audit Committee thereof, will be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of account, records and auditing, and generally do and perform all such other duties as pertain to such office, and as may be required by the Board of Directors or the Audit Committee thereof or the President. The Controller shall not report to the Treasurer of the Corporation and shall not also serve as Treasurer or Assistant Treasurer.
ARTICLE VI
Meetings of Stockholders
 Section 1. Meetings. Annual meetings of stockholders shall be held at the principal office of the Company, as specified in Section 2 of Article I hereof, or at such other place either within or without the State of Delaware as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
 Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1995, shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect by a plurality vote the number of Directors equal to the number of Directors whose term expires at such meeting (or, if less, the number of Directors properly nominated and qualified for election). If the Board shall then be divided into classes, such newly elected directors shall hold office until the third succeeding annual meeting of stockholders after their election. At any annual meeting, the stockholders shall transact such other business as may properly be brought before the meeting.
 Section 3. Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
 Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or by the Chairman of the Board, the President or by ten percent (10%) of the stockholders entitled to vote at such meeting.
 Section 5. Notice of Meeting. Written notice of any annual or special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
 Whenever notice is required to be given to any stockholder, such notice shall be given in writing, by mail, addressed to each stockholder at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at any shareholders' meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
 Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
 Section 7. Election Inspectors. The Board of Directors, in advance of any shareholders' meeting, may appoint an Election Inspector or Inspectors to act at such meeting (and any adjournment thereof). If an Election Inspector or Inspectors are not so appointed, the chairman of the meeting may, or upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an Inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the Election Inspector or Inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenti-city, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such Election Inspector need be a shareholder of the Corporation.
 Section 8. Organization and Conduct of Meetings. Each shareholders' meeting will be called to order and thereafter chaired by the President or, in the absence of the President, by the Chairman of the Board; or if both the President and the Chairman of the Board are unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board of Directors. The Corporation's Secretary will act as secretary of each shareholders' meeting; in his absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the Election Inspector or Inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of the meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, determine the order of business to be conducted at such meeting and, in the absence of any regulations established by the Board of Directors, establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof). The Board of Directors may promulgate rules and regulations and establish the rules of procedure applicable at all meetings of shareholders and the provisions thereof are incorporated herein by reference. Absent a specific rule or regulation, the chairman of any meeting of shareholders shall determine the order of business at any meeting and shall have authority, in his discretion, to regulate the conduct of such meetings.
ARTICLE VII
Certificates for Stock
 Section 1. Certificates. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by the Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.
 Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
 Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.
 Section 4. Transfer of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
 Section 5. Fixing Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and which shall not precede the date on which the resolution fixing such record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
 Section 6. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII
Dividends
 Section 1. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
 Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE IX
Indemnification
 Section 1. The Company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent and under any and all circumstances permitted by the General Corporation Law of the State of Delaware and the Certificate of Incorporation, as amended. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
 The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
 Expenses (including attorney's fees) by a Director, officer, employee or agent of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 1.
 Notwithstanding the foregoing sentence, the foregoing advancement of expenses (including attorneys' fees) shall not be mandatory, but instead shall be at the discretion of the Company's Board of Directors with respect to expenses (including attorneys' fees) incurred or to be incurred by a Director, officer, employee or agent of the Company in an action, suit or proceeding (1) by or on behalf of that Director, officer, employee or agent of the Company against the Company or a Director, officer, stockholder, employee or agent of the Company; or (2) instituted at the direction of the Company's Board of Directors by or on behalf of the Company against that Director, officer, employee or agent of the Company. In exercising the foregoing discretion, the Board of Directors shall make its determination in accordance with the standards set forth in the first paragraph of this Section 1.

 Section 2. Insurance. The Board of Directors shall have the power to authorize to the extent permitted by the General Corporation Law of the State of Delaware the purchase and maintenance of insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, as amended.
ARTICLE X
Corporate Seal
 The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated 1994, Delaware." Except to the extent otherwise required by law, the seal of the Corporation shall not be required to be affixed to any document or act of the Corporation in order for such document or act to be valid and binding upon the Corporation. In the absence of the Secretary or Assistant Secretary, any officer authorized by the Board of Directors to do so may affix the seal of the Corporation to any instrument requiring a seal.
ARTICLE XI
Amendments
 Any of these Bylaws may be altered, amended or repealed by the affirmative vote of at least two thirds of the Directors of the Company, which shall include the affirmative vote of at least one Director of each class of the Board of Directors if the Board shall then be divided into classes, or by the affirmative vote of the holders of sixty-five percent (65%) of the shares of the Company entitled to vote in the election of Directors, voting as one class.

CERTIFICATION
 The undersigned hereby certifies that the foregoing is a true and correct copy of the Bylaws of WESTERN PACIFIC AIRLINES, INC. as amended through February 28, 1997.


                                                    \s\ Nina A. Ortega
                                                    -------------------------
                                                    Nina A. Ortega, Secretary